Exhibit 21
 Subsidiaries of Meruelo Maddux Properties, Inc.

Name	Jurisdiction
Meruelo Maddux Properties, L.P.	Delaware
Meruelo Maddux Construction, Inc.	California
Meruelo Maddux Management, LLC	Delaware
MMP Ventures, LLC	Delaware
Alameda North Parking, LLC	Delaware
Alameda Produce Market, LLC	Delaware
Santa Fe & Washington Market, LLC	Delaware
788 South Alameda, LLC	California
905 8th Street, LLC	California
1828 Oak Street, LLC	California
2640 Washington Boulevard, LLC	California
9901 Alameda, LLC	California
Merco Group – 4th Street Center, LLC	Delaware
Merco Group – 146 E. Front Street, LLC	California
Merco Group – 425 West 11th Street, LLC	California
Merco Group – 620 Gladys Avenue, LLC	Delaware
Merco Group – 801 E. 7th Street, LLC	Delaware
Merco Group – 1211 E. Washington Boulevard, LLC	Delaware
Merco Group – 1225 E. Washington Boulevard, LLC	Delaware
Merco Group – 1308 S. Orchard, LLC	Delaware
Merco Group – 1500 Griffith Avenue, LLC	Delaware
Merco Group – 2001-2021 West Mission Boulevard, LLC	California
Merco Group – 2529 Santa Fe Avenue, LLC	Delaware
Merco Group – 3185 E. Washington Boulevard, LLC	Delaware
Merco Group – 5707 S. Alameda, LLC	California
Merco Group – 2035 Camfield Avenue, LLC	Delaware
Merco Group – 2040 Camfield Avenue, LLC	Delaware
Merco Group – Ceres Street Produce, LLC	Delaware
Merco Group – Little J, LLC	California
Merco Group, LLC	California
Merco Group – Overland Terminal, LLC	California
Merco Group – Southpark, LLC	California
Meruelo Baldwin Park, LLC	California
Meruelo Chinatown, LLC	California
Meruelo Farms, LLC	California
Meruelo Maddux – 3rd & Omar Street, LLC	Delaware
Meruelo Maddux – 230 W. Avenue 26, LLC	Delaware
Meruelo Maddux – 336 W. 11th Street, LLC	Delaware
Meruelo Maddux – 420 Boyd Street, LLC	Delaware
Meruelo Maddux – 500 Mateo Street, LLC	Delaware
Meruelo Maddux – 555 Central Avenue, LLC	Delaware
Meruelo Maddux – 817-825 S. Hill Street, LLC	Delaware
Meruelo Maddux – 845 S. Flower Street, LLC	Delaware
Meruelo Maddux – 915-949 S. Hill Street, LLC	Delaware
Meruelo Maddux – 1000 E. Cesar Chavez, LLC	Delaware
Meruelo Maddux – 2000 San Fernando Road., LLC	Delaware
Meruelo Maddux – 2415 E. Washington Blvd., LLC	Delaware
Meruelo Maddux – 3000 E. Washington Blvd., LLC	Delaware
Meruelo Maddux – 5500 Flotilla Street, LLC	Delaware
Meruelo Maddux – Lugo Washington, LLC	Delaware
Meruelo Maddux California Future Fund, LLC	Delaware
Meruelo Maddux Properties – 306-330 N. Avenue 21, LLC	Delaware
Meruelo Maddux Properties – 760 S. Hill Street, LLC	Delaware
Meruelo Maddux Properties – 1009 North Citrus Avenue, Covina, LLC	Delaware
Meruelo Maddux Properties – 1060 N. Vignes, LLC	California
Meruelo Maddux Properties – 1800 E. Washington Boulevard, LLC	Delaware
Meruelo Maddux Properties – 1919 Vineburn Street, LLC	Delaware
Meruelo Maddux Properties – 2131 Humboldt Street, LLC	Delaware
Meruelo Maddux Properties – 2951 Lenwood Road, LLC	Delaware
Meruelo Maddux Properties – 12385 San Fernando Road, LLC	Delaware
Meruelo Wall Street, LLC	California
Santa Fe Commerce Center, Inc.	California
Wall Street Market, LLC	California
National Cold Storage, LLC	California
Meruelo Maddux – Mission Boulevard, LLC	Delaware
Funes Architecture, LLC	California